UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2026

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
Item 7.01    Regulation FD Disclosure

On August 4, 2026, Angi Inc. (the “Company” or “Angi”) announced that it had released its results for the quarter ended June 30, 2026. The full text of the related press release, which is posted on the "Investor Relations" section of the Company's website at https://ir.angi.com/quarterly-earnings and appears in Exhibit 99.1 hereto, is incorporated herein by reference.
Exhibit 99.1 is being furnished under both Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure."
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director
On August 2, 2026, Jeremy Philips, who has served as a director of the Company since November 2021, informed the Company of his decision to resign from the Company’s board of directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), effective as of August 4, 2026. Mr. Philips’ decision is not the result of any disagreement with the Company or the Board on any matter relating to the Company's operations, policies or practices.

Appointment of Director
Effective August 4, 2026, the Board appointed Michael Steib as a director of the Company. Mr. Steib will serve as a Class III director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.
Mr. Steib, age 50, served as President and Chief Executive Officer and a member of the board of directors of TEGNA Inc. (NYSE: TGNA) (acquired by Nexstar Media Group), a local media and technology company, from August 2024 to May 2026. Prior to joining TEGNA, Mr. Steib served as Chief Executive Officer and a member of the board of directors of Artsy, Inc., an online marketplace for fine art, from July 2019 to June 2024. From July 2013 to January 2019, Mr. Steib served as Chief Executive Officer of XO Group Inc. (NYSE: XOXO), the parent company of The Knot Inc., a digital wedding planning platform and local vendor marketplace. Prior to that, Mr. Steib served as Chief Executive Officer of Vente Privee USA, a joint venture between American Express and Veepee, a European e-commerce company, from July 2011 to March 2013, and held various executive positions at Google Inc. (now Alphabet Inc.) from January 2007 to July 2011, and at NBC Universal, a media and entertainment conglomerate, from April 2001 to January 2007. Mr. Steib also served as a member of the board of directors of Ally Financial Inc., a digital financial services company, from July 2015 to March 2024 and has served as chairman of the board of three non-profits: Change.org, Literacy Partners, and Career Gear. He is a published author and former podcast host on leadership and professional development and holds B.A. degrees in economics and international relations from the University of Pennsylvania. In concluding that Mr. Steib should serve as a director, the Board considered his digital product and online marketplace expertise, his strategic and operational experience acquired through his roles as a public company chief executive officer, his experience serving as a director of another public company and his high level of financial literacy.
There is no arrangement or understanding between Mr. Steib and any other persons pursuant to which Mr. Steib was selected as a director, nor are there any family relationships between Mr. Steib and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions involving the Company and Mr. Steib that are required to be reported pursuant to Item 404(a) of Regulation S-K.
Mr. Steib is eligible to participate in the Company’s standard compensation arrangements for non-employee directors, which consist of cash and equity compensation for service on the Board. He is entitled to $50,000 in annual cash compensation for service on the Board. In addition, Mr. Steib was granted a restricted stock unit award with respect to shares of the Company’s Class A Common Stock, par value $0.001, having a grant date fair market value equal to $250,000.

Appointment of Audit Committee Member
Effective August 4, 2026, the Board appointed Thomas C. Pickett Jr., a current independent member of the Board, as a member of the Audit Committee. Mr. Pickett has been a director of the Company since August 2023 and a member of the Nominating and Corporate Governance Committee of the Board since March 2025. The Company has previously disclosed the biographical information of Mr. Pickett in its filings with the Securities and Exchange Commission, and there are no material changes to such information.
In connection with his appointment to the Audit Committee, Mr. Pickett will receive an additional annual cash retainer of $10,000 for his service on the Audit Committee, in addition to the compensation he already receives as a non-employee director of the Company.

Amendment and Restatement of CEO Performance Stock Unit Award
On August 3, 2026, in order to enhance the retentive value of the Company’s compensation arrangements with Jeffrey W. Kip, the Company’s Chief Executive Officer, the Compensation and Human Capital Committee of the Board (the “Compensation Committee”) approved an amendment and restatement of the Performance Stock Unit Agreement (the “Existing PSU Agreement”), dated as of April 5, 2024 (the “Original Effective Date”), between the Company and Mr. Kip (as amended and restated, the “A&R PSU Agreement”).
The Existing PSU Agreement covered an award of 280,000 performance stock units (the “PSUs”), with vesting in four equal tranches based on a continued service requirement and the achievement of specified stock price goals of $45.00, $60.00, $75.00 and $100.00 for the first, second, third and fourth tranches, respectively.
The A&R PSU Agreement removes the stock price goals applicable to the third and fourth tranches, such that these tranches will vest subject only to continued service through the applicable vesting date. With respect to the first and second tranches, the tranche will vest upon the earlier of (i) a specified date (the third anniversary of the Original Effective Date with respect to the first tranche and the fourth anniversary of the Original Effective Date with respect to the second tranche) and (ii) the achievement of the stock price goal relating to such tranche, in each case subject to Mr. Kip’s continued service through the applicable vesting date.
The A&R PSU Agreement also modifies the treatment of the PSUs upon certain terminations of employment and upon a change in control of the Company. Upon a Qualifying Termination (as defined in the A&R PSU Agreement), Mr. Kip will vest in the portion of the PSU award that is otherwise scheduled to vest during the 12-month period following the date of such termination, determined without regard to any performance goal. Upon a Qualifying Termination that occurs on or prior to the two-year anniversary of a change in control of the Company, the PSU award will vest in full.
The foregoing description of the A&R PSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R PSU Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amended and Restated Performance Stock Unit Agreement, dated as of August 3, 2026, between Angi Inc. and Jeffrey W. Kip
99.1	Press Release of Angi Inc., dated August 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: August 4, 2026